Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MAGALLANES, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Magallanes, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

This Certificate of Amendment amends the Corporation’s Second Amended and Restated Certificate of Incorporation (the “Certificate”) and was duly adopted by the Corporation’s Board of Directors in accordance with the provisions of Sections 141(f) and 242 of the General Corporation Law of the State of Delaware. The resolutions setting forth the amendment of the Certificate are as follows:

RESOLVED:	That Article FIRST of the Certificate be and hereby is amended by deleting it in its entirety and substituting the following in lieu thereof:

“FIRST: The name of the corporation is WarnerMedia Holdings, Inc. (the “Corporation”).”

*****

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of this 14 day of April, 2022.

MAGALLANES, INC.

By:	/s/ Tara L. Smith
Name: Tara L. Smith
Title: Senior Vice President & Secretary

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